ASSISTANT SECRETARY'S CERTIFICATE

      I, Stephanie Pierce, Assistant Secretary of Dreyfus Global Bond Fund, Inc. (the "Fund"), hereby certify the following resolutions were adopted by written consent dated June 1, 1999 and remain in full force and effect:

            RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

            President and Treasurer                   Marie E. Connolly
            Vice President and Secretary              Margaret W. Chambers
            Vice President and Assistant Treasurer    John P. Covino
            Vice President and Assistant Treasurer    Mary A. Nelson
            Vice President and Assistant Treasurer    George A. Rio
            Vice President and Assistant Treasurer    Joseph F. Tower, III
            Vice President, Assistant Treasurer and   Frederick C. Dey
            Assistant Secretary
            Vice President, Assistant Treasurer and   Stephanie Pierce
            Assistant Secretary
            Vice President and Assistant Secretary    Douglas C. Conroy
            Vice President and Assistant Secretary    Christopher J. Kelley
            Vice President and Assistant Secretary    Kathleen K. Morrisey
            Vice President and Assistant Secretary    Elba Vasquez
            Vice President and Assistant Secretary    Karen Jacoppo-Wood

            ;and it was further

            RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J.
            Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.



      IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary of the Funds and affixed the seal this 25th day of January, 2000.


                                                ---------------------------
                                                     Stephanie Pierce


(SEAL)
DREYFUS GLOBAL BOND FUND, INC.